EXHIBIT 21
MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2021)

Name	Percentage Ownership
IDL Worldwide, Inc.	100
The SLN Group, Inc.	100
Therm-Tec, Inc.	100
Saueressig North America, Inc.	100
Equator Design, Inc.	100
Kenuohua Matthews Electronic (Beijing) Company, Ltd.	60
Kenuohua Matthews Marking Products (Tianjin) Co., Ltd.	100
Matthews Canada Ltd.	100
Matthews Industries, Inc.	100
Matthews Bronze Pty. Ltd.	100
C. Morello (Australia) Pty Ltd.	100
Matthews International S.p.A.	100
Caggiati Espana S.A.	100
Matthews International Sarl	100
Gem Matthews International s.r.l.	95
Rottenecker-Caggiati GmbH	82
Tyche SpA	51
Matthews Resources, Inc.	100
Matthews Marking Systems Sweden AB	100
Matthews Kodiersysteme GmbH	100
Innovative Branding Technology Solutions, LLC	100
The York Group, Inc.	100
York Agency, Inc.	100
Milso Industries Corporation	100
New Liberty Casket Company LLC	100
York Casket Development Company, Inc.	100
Matthews Aurora, LLC	100
Aurora Casket Company, LLC	100
Aurora Casket de Mexico S. de R.L. de C.V.	100
Aurora St. Laurent, Inc.	100
Matthews Gibraltar Mausoleum & Construction Company	100
SGK LLC	100
Schawk Japan Ltd.	100
Schawk Thailand Ltd.	100
Schawk Worldwide Holdings, Inc.	100
Schawk Holdings Inc.	100
Miramar Equipment, Inc.	100
Schawk USA Inc.	100
Kedzie Aircraft, LLC	100
Schawk LLC	100
Schawk de Mexico SRL de CV	100
Schawk Servicios Administrativos, S. de R.L. de CV	100

Name	Percentage Ownership
Schawk Latin America Holdings, LLC	100
Schawk do Brasil Gestao de Marcas Ltda.	100
Schawk Panama Services, S de RL	100
Schawk Digital Solutions, Inc.	100
Seven Worldwide (UK) Limited	100
MATW North America Holding LLC	100
MATW UK Holding LLP	100
Schawk Wace Group	100
Matthews International Corporation Costa Rica S.R.L.	100
Matthews Holding Germany LLP & Co. KG	100
Matthews Singapore Holding Pte. Ltd.	100
The InTouch Group Limited	100
Guidance Automation Limited	100
GJ Creative Limited	100
Equator (GJ) Limited	100
Equator (SA) Limited	100
Equator SA Limited	100
Equator Design Agency Australia PTY LIMITED	100
MATW Holding LLC	100
Matthews Corporation Holding Company (UK) Limited	100
Furnace Construction Cremators Limited	100
Matthews Environmental Solutions Limited	100
Schawk Canada Inc.	100
Protopak Innovations, Inc.	100
Schawk Germany GmbH	100
Desgrippes Gobe Group (Yuan Hosea)	100
Schawk UK Ltd.	100
M3dia Limited	100
Matthews Brands Solutions (UK) Limited	100
PM Colour Limited	100
InTouch Reprographic Limited	100
M3dia Projects Limited	51
VCG (Holdings) Limited	100
VCG Colourlink Limited	100
VCG Connect Limited	100
VCG Kestrel Limited	100
VCG Oasis Ltd.	100
Schawk UK Corporate Packaging	100
Schawk UK Holdings Ltd.	100
Brandimage Degrippes and LAGA SAS	100
Brandimage Belgique Holding SA	100
Brandimage Desgrippes and LAGA SA	100
Matthews International Malaysia Sdn. Bhd.	100
Schawk Spain S.L.	100
Schawk Poland Sp z.o.o.	100

Name	Percentage Ownership
Schawk Belgium BVBA	100
Schawk Asia Pacific Pte Ltd.	100
Schawk India Pvt Ltd.	100
Schawk Holdings Australia Pty Ltd.	100
Anthem! Design Pty. Limited	100
Marque Brand Consultants Pty Ltd.	100
Schawk Australia Pty. Limited	100
Schawk Hong Kong Ltd.	100
Desgripes Gobe Group (HK) Ltd.	100
Desgrippes (Shanghai) Brand Consulting Co Ltd.	100
Schawk Anthem Shenzhen Co Ltd.	100
Schawk Imaging (Shanghai) Co.	100
SGK Netherlands B.V.	100
Matthews Brand Solutions, S. de R.L. de CV	100
Saueressig Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100
Matthews International Brasil Servicos de Marketing e Branding Ltda.	100
Matthews Europe GmbH	100
5flow GmbH	100
PT. Saueressig Engraving Indonesia	100
SGK Manila, Inc	99
SGK Germany GmbH	100
Reproservice Eurodigital GmbH	100
Repro Busek Druckvorstufentechnick GmbH	100
Repro Busek Druckvorstufentechnick GmbH & Co. KG	100
Rudolf Reproflex GmbH	100
IDL Crack Europe GmbH	100
Klischeewerkstatt Scholler GmbH	100
Tact Group Ltd.	100
Shenzen Jun Ye Design & Production Ltd.	100
Reproflex Vietnam Limited Company	60
Schawk Hungary Nyomdaipari Koriatolt Felelossegu Tarsasag	100
Matthews International GmbH	100
Matthews Verwaltungs GmbH	100
Ungricht GmbH + Co KG	100
Saueressig Polska Sp. z.o.o.	67
Saueressig 000	100
Wetzel GmbH	100
Saueressig Polska Sp. z.o.o.	33